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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements listed below of MGIC Investment Corporation of our reports dated February 27, 2007, relating to the financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

     1.   Registration Statement on Form S-8 (Registration No. 33-79338)

     2.   Registration Statement on Form S-8 (Registration No. 33-79340)

     3.   Registration Statement on Form S-8 (Registration No. 33-92128)

     4.   Registration Statement on Form S-8 (Registration No. 333-56350)

     5.   Registration Statement on Form S-8 (Registration No. 333-56346)

     6.   Registration Statement on Form S-8 (Registration No. 333-101621)

     7.   Registration Statement on Form S-8 (Registration No. 333-123627)

     8.   Registration Statement on Form S-8 (Registration No. 333-123777)

PricewaterhouseCoopers LLP
Milwaukee, WI 53202

February 27, 2007